UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2016

Realty Finance Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55188 (Commission File Number)	46-1406086 (I.R.S. Employer Identification No.)

9 West 57th Street, #4920

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 5, 2016, Realty Finance Trust, Inc. (the “Company”) and its indirect wholly-owned subsidiary, RFT JPM Loan, LLC (the “Seller”) entered into Amendment No. 4 (the “Amendment”) to the Uncommitted Master Repurchase Agreement, by and among the Company, the Seller and JPMorgan Chase Bank, National Association (“JPM”) dated as of June 18, 2014 (the “Facility”).  The Amendment, among other things, (i) increases the maximum Facility amount to $300 million; (ii) raises the liquidity requirement of the Company to $35.0 million; (iii) requires the Seller to pay all costs, fees and expenses in connection with the Amendment, including an upsize fee; and (iv) amends the definition of “Change of Control” to include (x) the occurrence of any sale, merger, consolidation or reorganization of the Company’s new advisor, Benefit Street Partners L.L.C. (the “New Advisor”), with or into any entity that is not an affiliate of the New Advisor, or (y) the New Advisor ceasing for any reason to act as the advisor of the Seller or the assets on the Facility.

The foregoing summary of the material terms of the Amendment is qualified in its entirety by the terms of the Amendment which is attached as Exhibit 10.1 of this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 4 to Master Repurchase Agreement, dated as of October 5, 2016, by and among RFT JPM Loan, LLC, JP Morgan Chase Bank, National Association, Realty Finance Special Limited Partnership, LLC and Realty Finance Advisors, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY FINANCE TRUST, INC.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Treasurer

Date: October 12, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 4 to Master Repurchase Agreement, dated as of October 5, 2016, by and among RFT JPM Loan, LLC, JP Morgan Chase Bank, National Association, Realty Finance Special Limited Partnership, LLC and Realty Finance Advisors, LLC.